Exhibit 3.1


                       CERTIFICATE OF AMENDMENT
                TO THE CERTIFICATE OF INCORPORATION
                                OF
                         WORK RECOVERY, INC.

                  (Pursuant to Section 241 of the
                General Corporation Law of Delaware)

           Work Recovery, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

           1.	The Corporation has amended its Certificate of Incorporation as follows (the "Amendment"):

               "Article FOURTH (a) of the Certificate of Incorporation of Work Recovery, Inc. (the "Corporation") is hereby amended by changing the total number of authorized stock of the Corporation to 50,000,000 shares, and changing the total number of authorized Common Stock of the Corporation to 48,000,000 shares."

           2.	The Corporation certifies that it has not received any
payment for any of its stock and the Amendment was duly adopted by the sole director in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware (the "General Corporation Law"). The approval of the Amendment by the Corporation's sole director described above was pursuant to written consent of the sole director in lieu of a special meeting in accordance with the provisions of Section 141 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this __ day of January, 1997.


                                      WORK RECOVERY, INC.

                                   By:/s/ Dorcas R. Hardy. President



ATTEST:


By:                Secretary


                        	CERTIFICATE OF INCORPORATION
                                    	OF
                            	WORK RECOVERY, INC.

    FIRST:	NAME.	The name of the corporation is Work Recovery, Inc., (the
"Corporation").

    SECOND:	REGISTERED OFFICE/AGENT.  The address of the Corporation's
registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

    THIRD:	PURPOSE.	The purposes of the Corporation are to develop,
manufacture, sell and distribute equipment and supplies to the rehabilitation health care industry and to assist rehabilitation facilities, physician groups and hospitals in establishing functional capacity evaluations and work therapy programs.

    FOURTH:	CAPITAL STOCK.	(a)  The total number of shares of stock
which the Corporation shall have authority to issue is 30,000,000 shares, consisting of 28,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") and 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

            (b)Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, option and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including but without limiting the generality of the foregoing, the following:

            1.	The distinctive designation of, and the number of
shares of Preferred Stock that shall constitute such series; which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

            2.	The rights in respect of dividends, if any, of such series
of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

            3.	The right, if any, of the holders of such series of Preferred
Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

            4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

            5.	The rights, if any, of the holders of such series of
Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

            6.	The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

            7.	The voting powers, if any, of the holders of any series of
Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share; and

            8.	Such other powers, preferences and relative, participating,
option and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

       (c)	Except as may otherwise be required by law, and subject to
the voting rights, if any, of the holders as any one or more series of Preferred Stock issued in accordance with paragraph (b) of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

       (d) Except as may otherwise be provided in the terms of any one or more series of Preferred Stock issued in accordance with paragraph (b) of this Article FOURTH, the authorized amount of shares of Common Stock, and of Preferred Stock may, without a class vote of either thereof, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock").

    FIFTH:	BOARD OF DIRECTORS/CLASSIFICATION AND TERMS.

          (a) The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board of Directors. Subject to the right, if any, of the holders of any one or more series of Preferred Stock issued in accordance with paragraph (b) of Article FOURTH of this Certificate of Incorporation separately to elect additional directors, the total number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than nine (9), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors.

          (b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting (including, without limitation, newly created directorships), may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          (c) Subject to the right, if any, of the holders of any one or more series of Preferred Stock issued in accordance with paragraph (b) of Article FOURTH of this Certificate of Incorporation separately to elect additional directors and to fill any vacancies therein, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification or removal, may be filled by the affirmative vote of a majority of (i) the remaining directors then in office, even though less than a quorum of the Board of Directors, or (ii) the combined voting power of the then-outstanding shares of Voting Stock. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified, subject to his earlier death, disqualification, resignation or removal. No decrease in the number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

          (d) During any period when the holders of any one or more series of Preferred Stock issued in accordance with paragraph (b) of Article FOURTH of this Certificate of Incorporation have the right separately to elect additional directors, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such one or more series of Preferred Stock shall be entitled to elect the additional directors so provided for, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series of Preferred Stock, whenever the holders of any one or more series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

          (e) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     SIXTH:	INDEMNIFICATION.	To the fullest extent permitted by
applicable law as it presently exists or may hereafter be amended, the Corporation shall indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person, and the Corporation shall advance expenses (including attorneys' fees) to such person. Notwithstanding the foregoing, the Corporation shall be required to indemnify a person and advance expenses to such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) was authorized by the Board of Directors. The rights conferred on any person by this Article SIXTH shall not be exclusive of any rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, by law or otherwise.

     SEVENTH:	LIMITATION OF LIABILITY.	A director of the Corporation
shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware ("GCL") as the same exists or may hereafter by amended. Any repeal or modification of the first sentence of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     EIGHTH:	STOCKHOLDER MEETINGS.	Meetings of stockholders of the
Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Subject to the rights, if any, of the holders of any one or more series of Preferred Stock issued in accordance with paragraph (b) of Article FOURTH of this Certificate of Incorporation to call a special meeting thereof, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors, and special meetings of stockholders may not be called by any other person or persons or in any other manner. The business to be transacted at any special meeting of stockholders of the Corporation shall be limited to the purpose or purposes stated in the notice of such meeting.

     NINTH:	SPECIAL VOTING REQUIREMENTS.

           (a)	Except as set forth in Section (b) of this Article NINTH, the affirmative vote of the holders of 66 2/3% of the Voting Stock shall be required for:

               1.		any merger or consolidation to which the  Corporation, or
any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

               2.		any sale or other disposition by the Corporation, or any
of its subsidiaries, of all or substantially all of its assets to an Interested
Person;

               3.	any purchase or other acquisition by the Corporation, or
any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

               4.		any other transaction with an Interested Person which
requires the approval of the stockholders of the Corporation under the GCL, as in effect from time to time.

          (b) The provisions of Section (a) of this Article NINTH shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Corporation's Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction are Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not a representative or nominee of the Interested Person or of such an affiliate or associate, that is involved in the relevant transaction, and (i) was a member of the Board of Directors on January 31,1997, or (ii) was a member of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or
(iii) whose initial election as a director of the Corporation succeeds a Continuing Director or is a newly created directorship, and in either case was recommended by a majority vote of the Continuing Directors then in office.

          (c) AS used in this Article NINTH, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation.

     TENTH:	BYLAWS.	In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized by majority vote of the whole Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of 66 2/3% of the Voting Stock; provided, if the Continuing Directors, as defined in Article NINTH shall by a two-thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of a least a majority of the Voting Stock.

     ELEVENTH:	CERTIFICATE.	The Corporation specifically elects not to
be governed by Section 203 of the GCL. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in this Article ELEVENTH; provided, however, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with or repeal Articles FIFTH, SIXTH, SEVENTH, NINTH and TENTH and this Article ELEVENTH; provided, if the Continuing Directors, as defined in Article NINTH shall by a two-thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of Voting Stock, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares of Voting Stock.

     TWELFTH: The name and mailing address of the Incorporator of the Corporation is Dorcas Hardy, 2341 S. Friebus, Suite 14, Tucson, Arizona 85713.

     THIRTEENTH: The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the sole director of the Corporation until the organizational meeting of the stockholders of the Corporation, or until her successor is elected and qualifies, is Dorcas Hardy, 2341 S. Friebus, Suite 14, Tucson, Arizona 85713.

IN WITNESS WHEREOF, I, the undersigned, being the sole Incorporator hereinabove named, hereby acknowledge that the foregoing Certificate of Incorporation is my act and deed and further certify that the facts hereinabove stated are truly set forth, and accordingly I have hereunto set my hand this 20th day of December, 1996.


/s/ Dorcas R. Hardy
Incorporator